Exhibit (c)(viii) Citi Corporate & Investment Banking | Global Media & Communications Group May 2, 2018 DRAFT PRELIMINARY & CONFIDENTIAL Subject to further review and revision Discussion Materials Project River Strictly Private and Confidential Exhibit (c)(viii) Citi Corporate & Investment Banking | Global Media & Communications Group May 2, 2018 DRAFT PRELIMINARY & CONFIDENTIAL Subject to further review and revision Discussion Materials Project River Strictly Private and Confidential

Summary

Preliminary Draft
Subject to Review

Based on all diligence information received, AMC is willing to increase its offer to the minority RLJE shareholders to $4.92 per share.

Share Price Premium	• Represents a 27% premium to the $3.87 per share stock price prior to the initial offer; 35% premium to the $3.63 one-year VWAP; 146% premium to the share price prior to the day AMC made its initial investment • This is in-line with the premiums of final offers to both one day and one month prior stock prices for completed transactions
Recent Share Price	• Represents a 10% premium to the weighted average stock price since the initial offer of $4.25 was announced and an 8% premium to the current share price • Only 138k shares have traded at a price above $4.92 over the last three years (0.5% of total volume)
Firm Value to EBITDA	• $4.92 represents a 15.0x Firm Value to 2018E EBITDA multiple • This is a higher multiple than all of the US media control transactions done in the last 28 months, notwithstanding the fact that AMC's proposed acquisition of RLJE does not involve a change of control
Management Plan	• A DCF valuation of the company based on the management Long Range Plan is highly sensitive to projections in the outer years – The terminal value for RLJE represents a disproportionate amount of the valuation • Certain aspects of the management plan appear aggressive relative to past performance and underlying trends in the business – In the Adjusted Plan, AMC has sensitized certain assumptions including UMC subscriber growth / investment, change in working capital trends and wholesale revenue growth • The Adjusted Plan, which incorporates more conservative assumptions and view of terminal value, supports a valuation in the high $4 area

Source: FactSet, Bloomberg.
Note: Market data as of April 27, 2018.

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Preliminary Draft Subject to Review RLJE Share Price Performance Price History Since 1/1/2016 $5.50 2/26/2018 Take Private Offer $5.00 10/17/2016 AMCX Initial Investment $4.55 162.4% $4.50 $4.00 $3.50 $3.00 $2.50 $2.00 $1.73 $1.50 $1.00 Jan-16 Apr-16 Aug-16 Dec-16 Apr-17 Aug-17 Dec-17 Apr-18 Source: FactSet, Bloomberg. 2 Note: Market data as of April 27, 2018. Preliminary Draft Subject to Review RLJE Share Price Performance Price History Since 1/1/2016 $5.50 2/26/2018 Take Private Offer $5.00 10/17/2016 AMCX Initial Investment $4.55 162.4% $4.50 $4.00 $3.50 $3.00 $2.50 $2.00 $1.73 $1.50 $1.00 Jan-16 Apr-16 Aug-16 Dec-16 Apr-17 Aug-17 Dec-17 Apr-18 Source: FactSet, Bloomberg. 2 Note: Market data as of April 27, 2018.

Preliminary Draft Subject to Review Stock Trading / VWAP Analysis VWAP Trends $4.66 $4.49 $4.43 $4.22 $4.01 $3.63 $2.67 $2.63 $2.56 3-Year 2-Year Since Initial AMCX 1-Year 9-Month 6-Month 90-Day Since Offer 30-Day Investment Volume Traded By Price Range (Volume in thousands) Since AMCX Initial Investment Since Offer Last 12 Months (10/17/2016) (2/26/2018) 3,107 2,706 1,946 1,245 1,210 1,210 1,002 1,002 582 582 425 323 323 246 222 184 110 110 110 77 Source: FactSet. 3 Note: Market data as of April 27, 2018. Volume sorted by daily VWAP. Preliminary Draft Subject to Review Stock Trading / VWAP Analysis VWAP Trends $4.66 $4.49 $4.43 $4.22 $4.01 $3.63 $2.67 $2.63 $2.56 3-Year 2-Year Since Initial AMCX 1-Year 9-Month 6-Month 90-Day Since Offer 30-Day Investment Volume Traded By Price Range (Volume in thousands) Since AMCX Initial Investment Since Offer Last 12 Months (10/17/2016) (2/26/2018) 3,107 2,706 1,946 1,245 1,210 1,210 1,002 1,002 582 582 425 323 323 246 222 184 110 110 110 77 Source: FactSet. 3 Note: Market data as of April 27, 2018. Volume sorted by daily VWAP.

Selected Precedent US Minority Squeeze-outs

Preliminary Draft
Subject to Review

Greater than $50mm Equity Value, Acquiror Voting > 40%, Since 2010

Annc. Offer Date	Target	Acquiror	Equity Value ($ mm)	Acquiror Voting %	Offer Price	Unaffected Premium 1 Day(1)	Unaffected Premium 1 Month(2)
2017							
11/09/2017	Alon USA Partners LP	Delek US Holdings Inc	$160	82%	$13.56	(0%)	16%
2016							
12/19/2016	Calamos Asset Management	Management Buyout	$134	97%	$8.25	12%	19%
03/09/2016	Crown Media Holdings	Hallmark Cards	176	90	5.05	2	15
03/07/2016	National Interstate	American Financial Group	311	51	32.00	42	37
02/29/2016	Federal-Mogul Holdings	Icahn Enterprises	305	82	9.25	86	98
2015							
12/05/2015	Dr Pepper Snapple Group Inc	JAB Holding Co.	$20,884	87%	$92.00	(0%)	4%
2012							
11/28/2012	Sauer-Danfoss, Inc.	Danfoss A/S	$691	76%	$58.50	49%	49%
09/26/2012	American Greetings	Management Buyout	577	43	19.00	32	33
02/24/2012	Kenneth Cole Productions	Kenneth Cole	147	89	15.25	17	26
01/16/2012	Venoco Inc	Timothy Marquez	383	50	12.50	63	69
2011							
06/16/2011	C&D Technologies	Angelo Gordon	$52	65%	$9.75	18%	18%
01/19/2011	XO Holdings	ACF Industries	96	92	1.40	84	103
2010							
12/04/2010	Caraco Pharmaceutical Labs	Sun Pharmaceutical	$51	76%	$5.25	16%	16%
11/15/2010	Mediacom Communications	Rocco B. Commisso	3,597	86	8.75	28	25
11/01/2010	CNA Surety	CNA Financial	454	61	26.55	38	49
07/10/2010	Playboy	Hugh Hefner	137	70	6.15	51	54
03/21/2010	CNX Gas Corp.	CONSOL Energy Inc.	964	83	38.25	46	43
Average		***17 Transactions***	**$1,713**	**75%**		**34%**	**40%**
Median			**305**	**82**		**32**	**33**

Source: Public filings, Citi Ready Analytics, MergerMarket.
Note: Excludes non-U.S. targets and non comparable situations including limited partner roll-ups.
(1) Premium relative to the share price on the business day prior to the offer. (2) Premium relative to the share price one month prior to the offer.

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Recent Media Control Transactions

Preliminary Draft
Subject to Review

Prior Transaction Parameters

- 1/1/2016 – 4/27/2018
- Target or Acquiror domiciled in the U.S.
- Transaction classified as a media transaction
- 1-year forward EBITDA estimate available for Target through public disclosure or Wall Street research

Recent M&A Transactions

Annc. Date	Deal Status	Target Name	Acquiror Name	Consideration	FV / Fwd. EBITDA [(1)]
4/25/2018	Pending	Sky	Comcast Corp.	All Cash	12.4x
12/14/2018	Pending	Twenty First Century Fox (Assets)	The Walt Disney Company	All Stock	11.9
7/31/2017	Closed	Scripps Networks Interactive	Discovery Communications, Inc.	Cash & Stock	10.4
7/6/2017	Closed	HSN, Inc.	Liberty Interactive Corp.	All Stock	8.5
10/22/2016	Pending	Time Warner Inc.	AT&T Inc.	Cash & Stock	11.9
6/30/2016	Closed	Starz Inc.	Lionsgate Entertainment Corp.	Cash & Stock	9.8

Max:	**12.4x**
Mean:	**10.8**
Median:	**11.2**
Min:	**8.5**

(1) Forward multiples use EBITDA of next full fiscal year; CMCSA / SKY (2018), DIS / FOX (2018), QVCA / HSNI (2018), DISCA / SNI (2018), AT&T / TWX (2017), LGF / STRZA (2016).

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Adjustments Made to Management LRP

Preliminary Draft Subject to Review

Financials

UMC Subscribers (1)



(in '000s)
Management
Adjusted
110 97
244 172
488 303
732 535
1,098 946
2018E
2019E
2020E
2021E
2022E

UMC Content Spend



($ in mm)
$6.0 $6.0
$7.0 $7.0
$10.0 $10.0
$10.0 $13.3
$10.0 $16.7
2018E
2019E
2020E
2021E
2022E

Wholesale Revenue (2)



($ in mm)
$60.3 $60.3
$57.4 $57.4
$55.2 $55.2
$55.2 $53.0
$55.2 $50.9
2018E
2019E
2020E
2021E
2022E

PSVOD Marketing Spend



($ in mm)
$6.6 $6.4
$9.5 $9.2
$11.5 $11.5
$14.1 $14.7
$17.4 $19.5
2018E
2019E
2020E
2021E
2022E

Change in NWC



($ in mm)
($0.5)
($2.0)
--
($0.3)
--
($0.4)
--
($0.4)
--
($0.3)
2018E
2019E
2020E
2021E
2022E

Rationale

- Annual UMC subscriber growth equal to Acorn TV historical subscriber CAGR of 77% ('13 – '18E)

- UMC content spend equal to management plan through 2020
- UMC content spend assumed to grow at same rate as Acorn TV content spend in 2021 and 2022
  - Management plan assumes flat content spend by years 2021 and 2022

- Wholesale revenue ties to management plan for 2018-2020
- 2021 and 2022 revenue declines at 3.9% per annum; rate based on 2020 decline in management plan

- 2018 UMC marketing spend per incremental subscriber of $18.3 held constant throughout forecast period (3)

- Wholesale Days Sales Outstanding ("DSO") increases linearly from 137 days in 2017 to 183 days (est. half year blended run rate DSO) in 2022 to reflect higher proportional licensing revenue which has a longer receivable period

Source: RLJE Management. Note: LRP received on April 24, 2018.
(1) UMC Revenue per sub and UMC PSVOD EBITDA margin held constant. (2) Wholesale margins held constant; wholesale costs decrease proportionately with revenue.
(3) Assumes all incremental subs attributable to marketing spend. Breakout of non-attributable subs not provided to date.

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Management Case vs. Adjusted Case

Preliminary Draft
Subject to Review

Total Revenue
($ in mm)



Management Case
Adjusted Case
$103.0
$102.5
$115.3
$112.7
$131.0
$125.0
$151.1
$140.0
$175.3
$162.9
2018E
2019E
2020E
2021E
2022E

% Difference (Adj. vs. Mgmt)

(0%)	(2%)	(5%)	(7%)	(7%)

Total Adj. EBITDA
($ in mm)



$20.9
$20.7
$24.6
$22.8
$32.3
$27.4
$37.1
$28.1
$46.8
$35.0
2018E
2019E
2020E
2021E
2022E

% Difference (Adj. vs. Mgmt)

(1%)	(7%)	(15%)	(24%)	(25%)

Free Cash Flow
($ in mm)



($1.0)
($2.7)
$9.8
$7.7
$21.6
$16.4
$31.0
$19.1
$43.8
$27.5
2018E
2019E
2020E
2021E
2022E

% Difference (Adj. vs. Mgmt)

(181%)	(21%)	(24%)	(38%)	(37%)

Adj. EBITDA Margin[(1)]



20.3%
20.2%
21.4%
20.3%
24.6%
21.9%
24.6%
20.1%
26.7%
21.5%
2018E
2019E
2020E
2021E
2022E

Difference (Adj. vs. Mgmt)

(13) bps	(111) bps	(269) bps	(449) bps	(522) bps

7

Source: RLJE Management. Note: LRP received on April 24, 2018.
(1) Adj. EBITDA margin declines primarily because overhead costs are consistent with management case.

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RLJE Analysis at Various Prices

Preliminary Draft
Subject to Review

($ in mm)		Unaffected Price	Current	Prior Offer	New Offer
Share Price		$3.87	$4.55	$4.25	$4.92
Basic Shares		15.1	15.1	15.1	15.1
(+) Net Warrants & RSUs		24.1	24.6	24.4	24.7
TSM Shares		39.3	39.7	39.5	39.9
	Price				
% Premium to Current	$4.55	(15%)	--	(7%)	8%
% Premium / (Discount) to 52 Week High	5.24	(26)	(13)	(19)	(6)
% Premium to 52 Week Low	2.49	55	83	71	98
% Premium to Unaffected Price to Initial AMCX Investment	2.00	94	128	113	146
% Premium / (Discount) to VWAP					
Since Offer	$4.49	(14%)	1%	(5%)	10%
90-Day	4.43	(13)	3	(4)	11
1-Year	3.63	7	25	17	35
% Premium to Initial Offer	4.25	(9)	7	--	16
% Premium to Unaffected Price to Initial Offer	3.87	--	18	10	27
Common Equity Value		$152	$181	$168	$196
(+) Preferred Equity (with 25% CoC Premium)		14	17	16	18
(+) Net Debt		17	17	17	17
(-) Unconsolidated Investments[1]		(22)	(22)	(22)	(22)
Firm Value		$162	$193	$179	$210
Market Multiples	Metric				
FV / EBITDA[2]	Mgmt. Plan				
2018E	$14.0	11.6x	13.8x	12.8x	15.0x
2019E	16.4	9.8x	11.7x	10.9x	12.8x
FV / EBITDA[2]	Adj. Plan				
2018E	$13.7	11.8x	14.0x	13.0x	15.3x
2019E	14.6	11.0x	13.2x	12.2x	14.3x

Source: FactSet, Company filings.
Note: Market data as of April 27, 2018. Preferred Equity shown at market value. Analysis treats AMC debt and preferred stock on an as converted basis.
(1) At book value.
(2) EBITDA excludes ACL contribution. Multiples shown on a post-SBC basis.

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Prior to entering into any Transaction, you should determine, without reliance upon us or our affiliates, the economic risks and merits (and independently determine that you are able to assume these risks) as well as the legal, tax and accounting characterizations and consequences of any such Transaction. In this regard, by accepting this presentation, you acknowledge that (a) we are not in the business of providing (and you are not relying on us for) legal, tax or accounting advice, (b) there may be legal, tax or accounting risks associated with any Transaction, (c) you should receive (and rely on) separate and qualified legal, tax and accounting advice and (d) you should apprise senior management in your organization as to such legal, tax and accounting advice (and any risks associated with any Transaction) and our disclaimer as to these matters. 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Although this material may contain publicly available information about Citi corporate bond research, fixed income strategy or economic and market analysis, Citi policy (i) prohibits employees from offering, directly or indirectly, a favorable or negative research opinion or offering to change an opinion as consideration or inducement for the receipt of business or for compensation; and (ii) prohibits analysts from being compensated for specific recommendations or views contained in research reports. So as to reduce the potential for conflicts of interest, as well as to reduce any appearance of conflicts of interest, Citi has enacted policies and procedures designed to limit communications between its investment banking and research personnel to specifically prescribed circumstances. © 2018 Citigroup Global Markets Inc. Member SIPC. All rights reserved. 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